As filed with the Securities and Exchange Commission on May 31, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

World Energy Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3474959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

World Energy Solutions, Inc. 2006 Stock Incentive Plan

(Full Title of the Plan)

James Parslow

Chief Financial Officer

446 Main Street

Worcester, Massachusetts 01608

(Name and Address of Agent For Service)

(508) 459-8100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	800,000(2)	$3.57(3)	$2,856,000(3)	$327.30

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of additional shares reserved for future grant under the World Energy Solutions, Inc. 2006 Stock Incentive Plan (as amended).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Capital Market Stock Exchange on May 30, 2012.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement covers 800,000 shares of our common stock, $.0001 par value per share, issuable pursuant to the World Energy Solutions, Inc. 2006 Stock Incentive Plan (as amended). These shares are in addition to the 873,816 (as adjusted on March 27, 2009 due to a one for ten reverse stock split) shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-140014, which we filed with the Securities and Exchange Commission on January 16, 2007 and Form S-8, File No. 333-151641, which we filed with the SEC on June 13, 2008 (the “Earlier Registration Statements”).

In accordance with General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated by reference.

Item 5.	Interests of Named Experts and Counsel.

Mirick, O’Connell, DeMallie & Lougee, LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Worcester, Massachusetts, on this 31st day of May, 2012.

WORLD ENERGY SOLUTIONS, INC.

By:	/s/ James Parslow
James Parslow
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of World Energy Solutions, Inc., hereby severally constitute and appoint Richard Domaleski, Philip Adams and James Parslow, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable World Energy Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Domaleski	Chief Executive Officer and Director (Principal executive officer)	May 31, 2012
Richard Domaleski

/s/ James Parslow	Chief Financial Officer (Principal financial and accounting officer)	May 31, 2012
James Parslow

/s/ Patrick Bischoff	Director	May 31, 2012
Patrick Bischoff

/s/ Edward Libbey	Director	May 31, 2012
Edward Libbey

/s/ John Wellard	Director	May 31, 2012
John Wellard

/s/ Thad Wolfe	Director	May 31, 2012
Thad Wolfe

INDEX TO EXHIBITS

Number	Description

3.1*	Form of Amended and Restated Certificate of Incorporation of World Energy (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1 (File No. 333-136528)).

3.2*	Certificate of Amendment to Amended and Restated Certificate of Incorporation of World Energy Solutions, Inc. (incorporated by reference to Exhibit 3.1 to our report on Form 8-K filed March 30, 2009).

3.3*	Certificate of Amendment to Amended and Restated Certificate of Incorporation of World Energy (incorporated by reference to Exhibit 3.1 to our report on Form 8-K filed May 24, 2010).

3.4*	Form of Amended and Restated By-laws of World Energy (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-1(File No. 333-136528)).

5	Opinion of Mirick, O’Connell, DeMallie & Lougee, LLP, counsel to the Registrant

23.1	Consent of Mirick, O’Connell, DeMallie & Lougee, LLP (included in Exhibit 5)

23.2	Consent of Marcum LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	World Energy Solutions, Inc. 2006 Stock Incentive Plan (as amended)

*	Previously filed and incorporated herein by reference.